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                                                                     EXHIBIT 5.1


                              Peabody & Arnold LLP
                                 50 Rowes Wharf
                                Boston, MA 02110



                                            May 4, 2001


Activeworlds.com, Inc.
95 Parker Street
Newburyport, MA 01950

     Re: Registration Statement on Form S-8

     We have acted as counsel to Activeworlds.com, Inc., a Delaware Corporation, (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), filed on or about May 4, 2001 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 1,913,334 shares of Common Stock, par value $.001 per share, (the "Common Stock") of the Company issuable under the Company's Restated 1999 Long Term Incentive Plan (the "Plan").

     In connection with the foregoing and in the preparation of this opinion, we have examined copies, executed or otherwise certified or identified to our satisfaction as being true of (i) the Registration Statement; (ii) the Certificate of Incorporation and By-laws of the Company, each as amended to date; (iii) minutes of meetings of the Board of Directors and shareholders of the Company; (iv) a specimen certificate representing the Common Stock; (v) the Plan; and (vi) such statutes, decisions and questions of law as we have considered necessary in order to enable us to render this opinion.

     In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents purporting to be originals, and the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies, which facts we have not independently verified. We have assumed, and we have no information to the contrary, that the minutes of the meetings of the Board of Directors and shareholders of the Company accurately reflect the actions taken at those meetings, that the meetings were duly called, that a quorum was present in each case, and, where action at those meetings related to the offer or issuance of capital stock, that the offer or issuance was carried out in the manner authorized or directed by the minutes. We have also assumed, and we have no information to the contrary, that the information contained in the documents we have reviewed is accurate.

     On the basis of and subject to the foregoing and the matters set forth in the final paragraphs of this opinion, we are pleased to advise you that in our opinion the shares of Common Stock issuable upon exercise of options granted under the Plan, when and as issued, sold against payment therefor (assuming that the consideration received is sufficient under Delaware law), and delivered in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

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     We are members of the Bar of the Commonwealth of Massachusetts. This
opinion is limited to the effect of the Delaware General Corporation Law and the laws (including administrative and judicial interpretations) of the Commonwealth of Massachusetts and the United States of America, as they existed on the date of this letter.

     The legal opinions expressed in this letter are rendered to, and are solely for the benefit of, the Company in connection with the offer and sale of shares of Common Stock pursuant to the Plan for so long as the Registration Statement is in effect, and may not be relied upon by any other person or for any other purpose.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-B under the Securities Act; provided, however, that our consent shall not be deemed an admission that we come within the class of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                            Very truly yours,


                                            /s/ Peabody & Arnold  LLP

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